AMENDMENT NO. 1
                                       TO
                         AGRIBRANDS INTERNATIONAL, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN


     WHEREAS, Agribrands International, Inc. (hereinafter called "the Company), maintains the Agribrands International, Inc. Non-Qualified Deferred Compensation Plan (hereinafter called "Plan"); and

     WHEREAS, the Company desires to amend said Plan effective as of May 1, 2000;

     NOW, THEREFORE, the Company does hereby amend the Plan effective as of May 1, 2000, so that it will read as follows:

                                       I.

     Section 10.1 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "Section 10.1 Company's Obligations Unfunded.

               (a) All benefits due a Participant or Beneficiary under the Plan are unfunded and unsecured and are payable out of the general funds of the Company. The Company, in its sole and absolute discretion, may establish a grantor trust for the payment of benefits and obligations hereunder, the assets of which shall be at all times subject to the claims of creditors of the Company as provided for in such trust, provided that such trust does not alter the characterization of the Plan as an unfunded plan for purposes of ERISA. Such trust shall make distributions in accordance with the terms of the Plan.

               (b) Subject to paragraph (c), if a grantor trust is established for the payment of benefits and obligations hereunder, then the Company, in its sole discretion, may at any time, or from time to time, make deposits of cash or other property in trust with the trustee of such trust to provide for the payment of benefits hereunder. Neither the trustee nor any Participant or Beneficiary shall have any right to compel such additional deposits.

               (c) Upon a Change in Control, the Company, as soon as possible, but in no event later than thirty (30) days following the Change in Control, shall make an irrevocable contribution to the trust in an amount that is sufficient, when added to the value of the assets then held in the trust, to pay each Participant or

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          Beneficiary the benefits credited to his account pursuant to the terms of the Plan as of the date on which the Change in Control occurred."

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly authorized officer this 1st day of May, 2000.

                                     AGRIBRANDS INTERNATIONAL, INC.


                                     By:
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